Exhibit 10.30

RESTRICTED STOCK UNIT AGREEMENT

(Stock Leverage Opportunity Award)

AGREEMENT dated as of March 9, 2012 between SEALED AIR CORPORATION, a Delaware corporation (the “Corporation”), and                              (the “Employee”).

The Employee is now in the employ of the Corporation or one of its Subsidiaries and was selected by the Organization and Compensation Committee (the “Committee”) of the Board of Directors of the Corporation to be given a leveraged opportunity to receive an award of Restricted Stock or Restricted Stock Units under the 2005 Contingent Stock Plan of Sealed Air Corporation pursuant to the Stock Leverage Opportunity (SLO) provision of the Corporation’s Annual Incentive Plan for the 2011 calendar year. This award of Restricted Stock Units is made based on the portion of the Employee’s annual bonus award for 2011 elected by the Employee to be received as such under the SLO provision of the Annual Incentive Plan, the amount of the Employee’s annual bonus award for 2011 as approved by the Committee, and the 25% premium applicable to such award that was approved by the Committee.

NOW, THEREFORE, the Corporation and the Employee mutually agree as follows:

Section 1. Grant of Restricted Stock Units

Subject to the terms, conditions and restrictions set forth elsewhere in this Agreement, the Corporation hereby grants to the Employee a grant of *              * Restricted Stock Units. The Restricted Stock Units are granted under the 2005 Contingent Stock Plan of Sealed Air Corporation (as amended and in effect from time to time, the “Plan”), and the grant is subject to the provisions of the Plan, which is made a part of this Agreement, as well as to the provisions of this Agreement. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided in this Agreement.

Section 2. Period of Restriction and Forfeiture of Restricted Stock Units

The Period of Restriction applicable to the Restricted Stock Units granted under this Agreement begins on the date of this Agreement and ends on the second anniversary of that date, except that the Period of Restriction shall end earlier upon termination of employment following a Change in Control in the circumstances described in Section 7 (iii) of the Plan. During the Period of Restriction, the Restricted Stock Units granted under this Agreement shall be forfeited on the Date of Termination of the Employee with the Corporation or any of its Subsidiaries other than as a result of the Employee’s death, Disability or Retirement. No later than 90 days following the Date of Termination, the Committee may determine not to seek forfeiture of all or part of the Restricted Stock Units and to permit the Restricted Stock Units to vest immediately (in whole or in part) or to continue to vest during the remainder of the original Period of Restriction subject to satisfaction of conditions specified by the Committee. Until the end of the applicable Period of Restriction or the earlier occurrence of the Employee’s death, Disability or Retirement, neither the Restricted Stock Units nor any interest in this Agreement or the shares of Common Stock to be issued upon vesting of the Restricted Stock Units shall be sold, transferred, pledged or encumbered. “Retirement” for the purpose of this Agreement shall mean termination of Employee status after five or more years of employment with the Corporation and its Subsidiaries and as of the Retirement date the number of years of employment plus the age of the Employee equals 70 or more, provided that Retirement shall not include termination of employment by the Corporation or any of its Subsidiaries for Cause.

Section 3. Effect of Forfeiture

The Employee shall have no further rights with respect to Restricted Stock Units that are forfeited from and after the date of forfeiture, including no further right to have shares of Common Stock issued or to receive dividend equivalents with respect to such Restricted Stock Units.

Section 4. Issuance of Shares of Common Stock Upon Vesting

At the end of the Period of Restriction or at the earlier occurrence of the Employee’s death, Disability or Retirement, provided that the Restricted Stock Units have not been forfeited previously, the Corporation shall issue and deliver to the Employee (or to the Employee’s estate, in the event of the Employee’s death) either a certificate or certificates or a statement in book entry form representing one share of Common Stock for each Restricted Stock Unit that has vested. Shares will be issued as soon as administratively practicable after the Period of Restriction has ended, generally within 30 days.

Section 5. Ownership Rights

During the Period of Restriction, the Employee shall not be entitled to voting rights with respect to the Restricted Stock Units covered by this Agreement, nor to the right to receive cash dividends. The Committee has agreed that, on or about the date that shares of Common Stock are issued to the Employee under Section 4 above, the Corporation shall make a payment of dividend equivalents to the Employee in cash equal to the aggregate amount of cash dividends (without interest) that would have been paid to the Employee prior to the date of issuance if such shares had been issued to the Employee on the date of this Agreement, provided that the amount of the dividend equivalents payment will be adjusted appropriately if any of the transactions noted in Section 9 have occurred prior to issuance of the shares.

Section 6. Securities and Other Regulations

The Corporation shall not be required to deliver any shares of Common Stock upon vesting of any Restricted Stock Units or to take any other action until the requirements of any federal, state or foreign securities law, rules or regulations or other applicable laws or rules (including the rules of any securities exchange) as may be determined by the Corporation to be applicable are satisfied.

Section 7. Registration of Shares

The Corporation shall be under no obligation to register any shares of Common Stock issued or to be issued with respect to the Restricted Stock Units covered by this Agreement under the Securities Act of 1933.

Section 8. No Rights in Common Stock

Following vesting and except as provided in Section 5, the Employee shall not have any interest in or be entitled to any voting rights or dividends or other rights or privileges of stockholders of the Corporation with respect to any shares of Common Stock to be issued with respect to the Restricted Stock Units granted under this Agreement until such shares of Common Stock are actually issued to the Employee and then only from the date the Employee becomes the record owner thereof.

Section 9. Adjustments

In the event of changes in corporate capitalization, such as a stock dividend, split-up, combination of shares, or reclassification, or a corporate transaction, such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization, or any partial or complete liquidation of the Corporation after the date of this Agreement and before shares of Common Stock are issued with respect to the Restricted Stock Units covered by this Agreement, appropriate adjustments shall be made by the Committee as to the number and class of shares that may be issued under the Plan and in the number and class of and/or price of shares subject to outstanding grants made under the Plan, including the Restricted Stock Units covered by this Agreement, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Section 10. Action by Corporation

Neither the existence of this Agreement nor the grant of Restricted Stock Units under this Agreement shall impair the right of the Corporation or its stockholders to make or effect any of the adjustments, recapitalizations or other changes in the Common Stock referred to in Section 9, any change in the Corporation’s business, any issuance of debt obligations or stock by the Corporation or any grant of options with respect to stock of the Corporation.

Section 11. Corporation’s Right to Terminate Employment

Nothing contained in this Agreement shall confer upon the Employee a right to continue in the employ of the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate the employment of the Employee at any time, whether with or without cause.

Section 12. Not a Contract of Employment; No Acquired Rights

Neither the Plan nor this Agreement shall be deemed to be a contract of employment between the Corporation or any of its Subsidiaries and the Employee. The grant of Restricted Stock Units and the right to acquire shares of Common Stock under the Plan upon vesting does not create any obligation on the part of the Corporation or the Employee’s employer to make additional grants in the future and shall not constitute an acquired labor right for purposes of any foreign law. The Employee recognizes the absolute right of his or her employer and of the Corporation to amend or cancel the Plan at any time subject to the terms of the Plan without thereby incurring any liability to the Employee.

Section 13. Effect on Compensation

The grant of Restricted Stock Units under this Agreement shall not be deemed to be a part of the Employee’s salary or compensation for purposes of determining the Employee’s payments or benefits under any benefit plan, severance program or severance pay law of the Corporation, any Subsidiary or any country. Neither the Plan nor the grant of Restricted Stock

Units under the Agreement shall afford the Employee any additional right to severance payments or other termination awards or compensation under any foreign law as a result of the termination of the Employee’s employment for any reason whatsoever.

Section 14. Tax-Related Items

Regardless of any action the Corporation or the Employee’s employer takes with respect to any or all income tax, payroll tax or other tax-related withholding (Tax-Related Items), the Employee acknowledges that the ultimate liability for all Tax-Related Items owed by the Employee is and remains the Employee’s responsibility and that the Corporation and/or the Employee’s employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant of Restricted Stock Units, including the grant and vesting of the Restricted Stock Units, the subsequent sale of shares of Common Stock issued following the end of the Period of Restriction and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Employee’s liability for Tax-Related Items. If the Corporation determines that it and/or the Employee’s employer must withhold any Tax-Related Items as a result of the Employee’s participation in the Plan, the Employee agrees as a condition of the grant of the Restricted Stock Units to make arrangements satisfactory to the Corporation and/or the Employee’s employer to enable it to satisfy all withholding requirements, including, but not limited to, withholding any applicable Tax-Related Items from the pay-out of the Restricted Stock Units. In addition, the Employee authorizes the Corporation and/or the Employee’s employer to fulfill its withholding obligations by all legal means, including, but not limited to: withholding Tax-Related Items from the Employee’s wages, salary or other cash compensation the Employee’s employer pays to the Employee; withholding Tax-Related Items from the cash proceeds, if any, received upon sale of any shares of Common Stock received in payment for the Restricted Stock Units; and at the time of payment, withholding shares of Common Stock sufficient to meet minimum withholding obligations for Tax-Related Items. The Corporation may refuse to issue and deliver shares of Common Stock in payment of any earned Restricted Stock Units if the Employee fails to comply with any withholding obligation.

Section 15. Foreign Indemnity

The Employee agrees to indemnify the Corporation and each of its Subsidiaries for the Employee’s portion of any social insurance obligations or taxes arising under any foreign law with respect to the grant of Restricted Stock Units under this Agreement, the end of the Period of Restriction, the issuance of Common Stock with respect to the Restricted Stock Units, or the sale or other disposition of such Common Stock.

Section 16. Injunctive Relief

In addition to any other rights or remedies available to the Corporation as a result of the breach of the Employee’s obligations hereunder, the Corporation shall be entitled to enforcement of such obligations by an injunction or a decree of specific performance from a court with appropriate jurisdiction and, in the event that the Corporation is successful in any suit or proceeding brought or instituted by the Corporation to enforce any of the provisions of this Agreement or on account of any damages sustained by the Corporation by reason of the violation by the Employee of any of the terms and conditions of this Agreement to be performed by the Employee, the Employee agrees to pay to the Corporation all costs and expenses including attorneys’ fees reasonably incurred by the Corporation.

Section 17. Interpretation

The Employee agrees that all questions of interpretation and administration of this Agreement shall be determined by the Committee in its sole discretion and such determination shall be final, binding and conclusive upon him or her. If the Committee is not acting, its functions may be performed by the Board of Directors of the Corporation, and each reference in this Agreement to the Committee shall, in that event, be deemed to refer to the Board of Directors.

Section 18. Severability

If any provision of this Agreement shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included.

Section 19. Notices

Any notice which either party hereto may be required or permitted to give to the other shall be in writing and, except as otherwise required herein, may be delivered personally or by mail to the Corporation at 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407, attention of the Secretary of the Corporation, or to the Employee at the address set forth below or at such other address as either party may designate by notice to the other.

Section 20. Successors

The provisions of this Agreement shall be binding upon and inure to the benefit of all successors of the Employee, including, without limitation, his or her estate and the executors, administrators or trustees thereof, his or her heirs and legatees and any receiver, trustee in bankruptcy or representative of his or her creditors.

Section 21. Applicable Law

The Plan and this Agreement shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the State of Delaware.

Section 22. Recoupment Policy

This award of Restricted Stock Units is subject to the Corporation’s Policy on Recoupment of Incentive Compensation, a current copy of which is attached.

Section 23. Section 409A

As provided by Section 24 of the Plan, to the extent that Code Section 409A applies to this award, the Plan and this Agreement are intended to comply with Code Section 409A, and official guidance issued thereunder. Notwithstanding any provision of this Agreement or the Plan to the contrary, this Agreement and the Plan shall be interpreted, operated and administered consistent with this intent. In that regard, and notwithstanding any provision of this Agreement or the Plan to the contrary, the Corporation reserves the right to amend this Agreement, by action of the Committee, without the consent of the Employee, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Code Section 409A and the regulations promulgated thereunder. In addition, any payments under this Agreement in connection with the Employee’s termination of employment shall not be made earlier than six (6) months after the Date of Termination to the extent required by Code Section 409A(a)(2)(B)(i). For purposes of this Agreement, the “Date of Termination” shall be determined in accordance with the requirements of Code Section 409A, the regulations promulgated thereunder, and any related administrative policies of the Corporation.

IN WITNESS WHEREOF, the parties have entered into this Restricted Stock Unit Agreement as of the day and year first above written.

SEALED AIR CORPORATION

By

Interim Chief Financial Officer

[Corporate Seal]

Attest:

Secretary

[L.S.]
Employee

Address of Employee:

Home Telephone No.

SEALED AIR CORPORATION

POLICY ON RECOUPMENT OF INCENTIVE COMPENSATION

FROM EXECUTIVES IN THE EVENT OF CERTAIN RESTATEMENTS

As amended for performance periods beginning on or after January 1, 2010

The Organization and Compensation Committee of the Board of Directors has approved the policy that the Company will, to the extent permitted by governing law, require reimbursement to the Company of all or a portion of any annual incentive compensation (whether payable in cash or by an award under the 2005 Contingent Stock Plan) and any Performance Share Units awards under the 2005 Contingent Stock Plan awarded to any executive officer of the Company or to the leader of any business unit or function of the Company for performance periods beginning on or after January 1, 2010, where:

(a)	the payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement due to error or misconduct (regardless of the executive officer’s or leader’s responsibility for such error or misconduct), and

(b)	either no payment or award, or a lower payment or award, would have been made to the officer or leader based upon the restated results.

In each case, upon a determination to seek recovery by the Board of Directors, the Company will, to the extent practicable, seek to recover the amount by which the officer’s or leader’s annual incentive compensation and/or Performance Share Units award for the relevant period exceeded the lower amount that would have been paid or awarded (or the entire amount, if nothing would have been paid or awarded). This may include the cancellation of all or a portion of unvested awards or unpaid awards (or a delay in payment of any such awards while financial results are under review by the Company).

In addition, any person who is subject to forfeiture of compensation or profits from the sale of the Company’s securities under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of such compensation and profits.

In addition to these reimbursements, the Company may take any other actions that it deems appropriate to remedy any fraud or misconduct related to the restatement based on a consideration of the relevant facts and circumstances. These remedies would be in addition to any actions imposed by law enforcement agencies, regulators, or other authorities.

2/18/2010